Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eagle Bancorp Montana, Inc. (the ‘Company’) on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), we, Peter J. Johnson, Chief Executive Officer of the Company, and Laura F. Clark, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter J. Johnson	/s/ Laura F. Clark
Peter J. Johnson	Laura F. Clark
Chief Executive Officer (Principal Executive Officer) August 8, 2017	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer) August 8, 2017

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.